UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Bruker Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, MAY 21, 2020

On April 22, 2020, Bruker Corporation (the “Company”) filed a definitive proxy statement with the Securities and Exchange Commission regarding its Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 21, 2020 at 10:00 a.m. On May 11, 2020, the Company issued a press release announcing that it would provide a virtual attendance option for stockholders at the Annual Meeting. The press release is being filed herewith as definitive additional soliciting material.

THE PRESS RELEASE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Bruker Announces Virtual Meeting Option for the Company’s 2020 Annual Stockholders Meeting

BILLERICA, Mass.—May 11, 2020— Bruker Corporation (Nasdaq: BRKR) today announced that it is adding a virtual meeting option to its 2020 Annual Meeting of Stockholders as a result of continuing concerns surrounding the COVID-19 pandemic. The Annual Meeting will be held on Thursday, May 21, 2020 at 10:00 a.m., Eastern Time, at the offices of Morgan, Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts 02110. However, stockholders are strongly encouraged to avail themselves of the virtual meeting option rather than attending in person.

As described in Bruker’s proxy materials relating to the Annual Meeting, which were filed with the Securities and Exchange Commission on April 22, 2020, stockholders of record at the close of business on March 23, 2020 are entitled to vote at the Annual Meeting. Stockholders who wish to attend the Annual Meeting virtually must register at http://viewproxy.com/brukercorp/2020 by 11:59 p.m., Eastern Time, on May 18, 2020. Please refer to the 2020 Annual Meeting FAQs included in the “Virtual Meeting Registration” tab for further registration instructions and technical support.

Any stockholder who attends the Annual Meeting in person will be required to wear a mask or cloth face covering in accordance with state and local orders and guidance, and will be subject to additional screening requirements, including responding to questions about COVID-19 symptoms and an infrared thermometer check.

Bruker encourages eligible stockholders to vote on the proposals prior to the Annual Meeting using the instructions provided in the proxy statement previously distributed. The proxy card included with the proxy materials previously distributed may continue to be used to vote shares in connection with the Annual Meeting. Stockholders will also have the opportunity to vote their shares during the Annual Meeting either in person or via the instructions provided in the Virtual Meeting Registration.

About Bruker Corporation (Nasdaq: BRKR)

Bruker is enabling scientists to make breakthrough discoveries and develop new applications that improve the quality of human life. Bruker’s high-performance scientific instruments and high-value analytical and diagnostic solutions enable scientists to explore life and materials at molecular, cellular and microscopic levels. In close cooperation with our customers, Bruker is enabling innovation, improved productivity and customer success in life science molecular research, in applied and pharma applications, in microscopy and nanoanalysis, and in industrial applications, as well as in cell biology, preclinical imaging, clinical phenomics and proteomics research and clinical microbiology. For more information, please visit: www.bruker.com.

Contact:

Miroslava Minkova

Director, Investor Relations & Corporate Development

Bruker Corporation

T: +1 (978) 663 — 3660, ext. 1479

E: Miroslava.Minkova@Bruker.com